UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

WCA Waste Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification number)

One Riverway, Suite 1400 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

Attached as Exhibit 99.1 is a copy of the press release, dated February 7, 2012, announcing that WCA Waste Corporation (the “Company”) has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its issued and outstanding 7 1/2% Senior Notes due 2019 (the “Notes”). In conjunction with the Tender Offer, WCA is soliciting consents (the “Consent Solicitation”) to the adoption of proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions, and to amend the registration rights agreement related to the Notes to eliminate all obligations of WCA under such agreement, including the obligation to file a registration statement with respect to the Notes. The Company is undertaking the Tender Offer and Consent Solicitation in connection with the Agreement and Plan of Merger, dated as of December 21, 2011, by and among Cod Intermediate, LLC, a Delaware limited liability company, indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”), Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Cod Intermediate, LLC and the Company, as amended from time to time (the “Merger Agreement”).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

WCA has filed with the SEC a preliminary proxy statement and intends to file a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of WCA. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by WCA with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at WCA’s website at www.wcaa.com.

PARTICIPANTS IN SOLICITATION

WCA and each of its executive officers, directors and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from WCA’s stockholders in favor of the proposed transaction. A list of the names of WCA’s executive officers and directors and a description of their respective interests in WCA are set forth in WCA’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and the definitive proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of WCA have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the definitive proxy statement relating to the merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of WCA Waste Corporation dated February 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: February 7, 2012	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of WCA Waste Corporation dated February 7, 2012